   Registration No. 33-__________________


                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933



                             ICO, INC.
       (Exact name of Registrant as specified in its Charter)

     Texas                                        75-1619554
   (State or other jurisdiction of           (I.R.S. Employer
    incorporation or organization)           Identification No.)


                             ICO, INC.
                  100 Glenborough Drive, Suite 250
                       Houston, Texas  77067
                           (713) 872-4994
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                             ICO, Inc.
                       1995 Stock Option Plan


                       Gary P. Kreider, Esq.
                    Keating, Muething & Klekamp
                       One East Fourth Street
                      Cincinnati, Ohio  45202
                           (513) 579-6411
      (Name, address, including zip code and telephone number,
             including area code, of agent for service)

                  CALCULATION OF REGISTRATION FEE
     Title of                Proposed
       Each                   Maximum    Proposed
     Class of                Offering     Maximum
    Securities   Amount to     Price     Aggregate    Amount of
       to be         be         Per      Offering     Registra-
    Registered   Registered  Share (1)    Price (1)   tion Fee
    ___________  __________  _________   __________   _________

      Common     400,000(2)    4.9375     1,975,000     $682.00
      Stock,       Shares
      No par
       value


   (1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee; based on the average of the high and low prices reported on the National Association of Securities Dealers Automated Quotations System -National Market System on October 17, 1995.

   (2) This Registration Statement is filed for up to 400,000 shares of Common Stock issuable upon exercise of options granted pursuant to the ICO, Inc. 1995 Stock Option Plan.

                              Part II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference

        The following documents filed by ICO, Inc. (the
   "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

        1.   The Company's Annual Report on Form 10-K for the
             Fiscal Year ended September 30, 1994.

        2.   The Company's Quarterly Reports on Form 10-Q for the
             Quarters ended December 31, 1994, March 31, 1995 and
             June 30, 1995.

        3. The description of the Company's Common Stock contained in a Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 25, 1982.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

   Item 4.   Description of Securities

        Not applicable.

   Item 5.   Interests of Named Experts and Counsel

        Not applicable.

   Item 6.   Indemnification of Directors and Officers

        Article 2.02-1 of the Texas Business Corporation Act provides:

        (1) A corporation may indemnify any officer or director from and against any judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him in an action, suit, investigation or other proceeding to which he is, was, or is threatened to be a party; provided that it is determined by the Board of Directors, a committee thereof, special legal counsel, or a majority of the stockholders that such officer or director: (a) acted in good faith; (b) reasonably believed that his conduct was in the best interest of the corporation or was, in some circumstances, not opposed to the corporation's interest, and (c) in a criminal case, had no reasonable cause to believe his conduct was unlawful. Such indemnity is limited to the reasonable expenses actually incurred in matters as to which the officer or director is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him. No indemnification is permitted with respect to any proceeding in which the officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

        (2) A corporation shall indemnify a director against reasonable expenses incurred by him in connection with an action, suit, investigation, or other proceeding to which he is, was, or was threatened to be a party if he has been wholly successful in its defense.

        (3) A corporation may advance an officer or director the reasonable costs of defending an action, suit, investigation or other proceeding in certain cases.

        (4) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

        Article 7, Section 7.01 of the Registrant's Bylaws provides for indemnification of directors and officers, and such Article 7, Section 7.01 is hereby incorporated herein by reference.

        The Registrant has purchased a directors and officers liability and corporation reimbursement policy in the amount of $5,000,000 which, subject to certain exceptions, protects the officers and directors of the Registrant against liabilities arising from any claim for breach of duty, neglect, error, misstatement, misleading statement, omission or other act attempted, committed or allegedly committed by reason of the director or officer acting in such capacity.

        Article 302-7.06 of the Texas Miscellaneous Corporation Laws Act permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
        (iii) for any transaction from which the director derived an improper personal benefit, or (iv) an act or omission for which liability of a director is expressly provided by applicable statute.

        Article Twelve of the Articles of Incorporation of the Registrant provides that to the full extent that the Texas Miscellaneous Corporation Laws Act, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article Twelfth shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

   Item 7. Exemption from Registration Claimed

           Not applicable.

   Item 8. Exhibits

        4. Instruments defining the rights of security holders, including indentures:

           ICO, Inc. 1995 Stock Option Plan (Incorporated by reference to Exhibit "A" to the ICO, Inc. Proxy
           Statement dated August 10, 1995)

        5. Opinion re: Legality   opinion of Keating, Muething &
           Klekamp   filed herewith.

        23.  Consents of Experts and Counsel

           23.1. Consent of Keating, Muething & Klekamp is contained in its opinion filed as Exhibit 5 to this Registration Statement

           23.2. Consent of Price Waterhouse LLP is filed herewith

        24. Power of Attorney (see signature page of this Registration Statement - Pages 6-7)


   Item 9. Undertakings

        9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of
             1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
             Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on October 23, 1995.

                            ICO, INC.


                            By: /s/ Sylvia A. Pacholder
                              ___________________________________
                                 Sylvia A. Pacholder, President &
                                      Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate Jon C. Biro as Attorney-In-Fact to sign all amendments including any post-effective amendments to this Registration Statement.



   Signature                Capacity            Date

   /s/ Sylvia A. Pacholder
   ______________________   President &         October 23, 1995
   Sylvia A. Pacholder *    Chief Executive
                            Officer
                            (Principal Executive
                            Officer)

   /s/ Asher O. Pacholder
   _______________________  Chairman of the     October 23, 1995
   Asher O. Pacholder *     Board & Chief
                            Financial Officer
                            (Principal Financial
                            Officer)

   /s/ William E. Cornelius
   ________________________ Director            October 23, 1995
   William E. Cornelius *

   /s/ William J. Morgan
   ________________________ Director            October 23, 1995
   William J. Morgan *

   /s/ Robin E. Pacholder
   ________________________ Director            October 23, 1995
   Robin E. Pacholder *

   /s/ John F. Williamson
   ________________________ Director            October 23, 1995
   John F. Williamson *

   /s/ Jon C. Biro
   ________________________ Controller          October 23, 1995
   Jon C. Biro              & Treasurer
                            (Prinicpal
                            Accounting
                            Officer)

                         Index to Exhibits

       Exhibit
       Number               Description

        5.        Opinion re: Legality   opinion of Keating,
                  Muething &  Klekamp   filed herewith.

        23.       Consents of Experts and Counsel

        23.1. Consent of Keating, Muething & Klekamp is contained in its opinion filed as Exhibit 5 to this Registration Statement

        23.2. Consent of Price Waterhouse LLP is filed herewith

        24. Power of Attorney (see signature pages of this Registration Statement - Pages 6-7)